Exhibit 99.1

Pacific Mercantile Bancorp Reports Sale of Carpenter Community BancFund Ownership Interest to
Institutional Investors

COSTA MESA, Calif.- September 14, 2018 - Pacific Mercantile Bancorp (Nasdaq: PMBC, the “Company”), the holding company of Pacific Mercantile Bank (the “Bank”), a wholly owned banking subsidiary, and PM Asset Resolution, Inc. (“PMAR”), a wholly owned non-bank subsidiary, today reported that Carpenter Community BancFund, LP and Carpenter Community BancFund-A, LP (the “Carpenter Fund”) has sold 100% of its equity interest in the Company to institutional investors in privately negotiated transactions (the “Carpenter Disposition Transactions”). In connection with the Carpenter Disposition Transactions, the Company exchanged 1,467,155 shares of the common stock held by Carpenter for 1,467,155 shares of Series A Non-Voting Preferred Stock, the rights, preferences and privileges of which are substantially the same as those of the Company’s common stock, except that the preferred stock is non-voting other than where required under California law (“Preferred Stock”). Additional details of the transaction are described in our Current Report on Form 8-K that we filed with the Securities and Exchange Commission (“SEC”) today.
The lead investor in the Carpenter Disposition Transactions, Patriot Financial Partners III, L.P. (“Patriot”) acquired 2,169,208 shares of common stock, or 9.9% of the total voting shares outstanding, and 1,467,155 shares of the Preferred Stock. After giving effect to the Carpenter Disposition Transactions, Patriot holds a 15.6% equity interest in the Company. Edward Carpenter, Chairman of the Board of the Company and the Bank, and Managing Member of the Carpenter Fund said “We are very pleased that the Carpenter Fund was able to provide the necessary capital to the Company and assist with improvements in the Company’s operating performance. Our investment in the Company was the last remaining investment of the Carpenter Fund and we are approaching the fund’s expiration date, thereby driving the necessity for the sale of our equity interest. Currently, John Flemming and I will continue to serve as members of the Board of Directors of the Company and the Bank; John Flemming has informed the Company that he will not stand for re-election at the annual shareholders’ meeting. We will work toward the continued success of the Company led by both its management team and Board of Directors that we helped assemble to achieve the Company’s improved performance.”
The Company also entered into an Investors Rights Agreement with Patriot, and pursuant to that agreement James Deutsch, a partner of Patriot, will be added to the Company’s and the Bank’s Boards of Directors subject to regulatory approvals. Mr. Deutsch said “We are delighted to have the opportunity to make this investment in the Company and I look forward to serving on the Boards of the Company and Bank. The Company is well positioned in the Southern California market to continue serving small- to medium-sized businesses and helping them succeed.”
Keefe, Bruyette & Woods, A Stifel Company acted in a financial advisory role and assisted Carpenter with the sale of the common stock in this offering.
About Pacific Mercantile Bancorp
Pacific Mercantile Bancorp (Nasdaq: PMBC) is the parent holding company of Pacific Mercantile Bank, which opened for business March 1, 1999. The Bank, which is an FDIC insured, California state-chartered bank and a member of the Federal Reserve System, provides a wide range of commercial banking services to businesses, business professionals and individual clients. The Bank is headquartered in Orange County and operates a total of seven offices in Southern California, located in Orange, Los Angeles, San Diego, and San Bernardino counties. The Bank offers tailored flexible solutions for its clients including an array of loan and deposit products, sophisticated cash management services, and comprehensive online banking services accessible at www.pmbank.com.
Forward-Looking Information
This news release contains statements regarding our expectations, beliefs and views about our future financial performance and our business, trends and expectations regarding the markets in which we operate, and our future plans. Those statements, which include the quotation from management, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include words such as “believe,” “expect,”

Exhibit 99.1

“anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements are based on current information available to us and our assumptions about future events over which we do not have control. Moreover, our business and our markets are subject to a number of risks and uncertainties which could cause our actual financial performance in the future, and the future performance of our markets (which can affect both our financial performance and the market prices of our shares), to differ, possibly materially, from our expectations as set forth in the forward-looking statements contained in this news release.
In addition to the risk of incurring loan losses and provision for loan losses, which is an inherent risk of the banking business, these risks and uncertainties include, but are not limited to, the following: the risk that the credit quality of our borrowers declines; potential declines in the value of the collateral for secured loans; the risk that steps we have taken to strengthen our overall credit administration are not effective; the risk of a downturn in the United States economy, and domestic or international economic conditions, which could cause us to incur additional loan losses and adversely affect our results of operations in the future; the risk that our interest margins and, therefore, our net interest income will be adversely affected by changes in prevailing interest rates; the risk of increases in our nonperforming assets, in which event we would face the prospect of further loan charge-offs and write-downs of assets; the risk that we will not be able to manage our interest rate risks effectively, in which event our operating results could be harmed; the prospect of changes in government regulation of banking and other financial services organizations, which could impact our costs of doing business and restrict our ability to take advantage of business and growth opportunities; the risk that our efforts to develop a robust commercial banking platform may not succeed; and the risk that we may be unable to realize our expected level of increasing deposit inflows. Readers of this news release are encouraged to review the additional information regarding these and other risks and uncertainties to which our business is subject that is contained in our Annual Report on Form 10-K for the year ended December 31, 2017, which is on file with the SEC. Additional information is set forth in our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2018, and in our Current Report on Form 8-K that we filed with the SEC today, and readers of this release are urged to review the additional information contained in those reports.
Due to these and other risks and uncertainties to which our business is subject, you are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about our future financial performance based solely on our historical financial performance. We disclaim any obligation to update or revise any of the forward-looking statements as a result of new information, future events or otherwise, except as may be required by law.
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Contact:
Curt Christianssen
Chief Financial Officer
714-438-2500